UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 6, 2011

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address, including zip code, of principal executive offices)

(630) 271-3600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2011 Annual Meeting of Stockholders of Hub Group, Inc. was held on May 6, 2011.  All five of the directors were re-elected with the following votes: David P. Yeager: 84,052,769 for, 2,640,950 votes withheld and no abstentions; Mark A. Yeager: 84,369,928 for, 2,323,791 votes withheld and no abstentions; Gary D. Eppen: 79,164,588 for, 7,529,131 votes withheld and no abstentions; Charles R. Reaves: 84,190,670 votes for, 2,503,049 votes withheld and no abstentions; Martin P. Slark: 84,191,424 for; 2,502,295 votes withheld and no abstentions.

The advisory vote on executive compensation had the following results: 86,089,855 for, 374,663 against and 229,201 abstentions.

The advisory vote on the frequency of future advisory stockholder votes on executive compensation had the following results: every 1 year 82,168,023, every 2 years 449,933, every 3 years 3,829,830 and 245,933 abstentions.  Hub Group's Board of Directors has set annual voting as the frequency of future advisory stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: May 10, 2011	/s/ Terri A. Pizzuto
By: Terri A. Pizzuto
Title: Executive Vice President, Chief Financial Officer
and Treasurer